                      CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Kemet Corporation:

We consent to incorporation by reference in the Registration Statements as listed below, of our report dated April 30, 1999, relating to the consolidated balance sheets of Kemet Corporation and subsidiaries as of March 31, 1999 and 1998, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended March 31, 1999, which reports are included in the March 31, 1999 annual report on Form 10-K of Kemet Corporation.


              Registration                 Registration
Form            Number                         Name
--------------------------------------------------------------------------------

S-8           333-67849       Kemet Corporation 1995 Executive Stock Option
Plan
S-8           33-60092        Kemet Employee Savings Plan
S-8           33-96226        Kemet 1992 Key Employee Stock Option Plan
S-3           33-98912        Kemet 1992 Executive Stock Options





                                       /S/ KPMG LLP
                                       KPMG LLP

Greenville, South Carolina
June 29, 1999